Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-8 of Merchants Bancorp filed with the Securities and Exchange Commission of our report dated July 25, 2017, on our audits of the consolidated financial statements which report appears in the Registration Statement on Form S-1 (No. 333-220623) of Merchants Bancorp incorporated by reference herein.

/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana

December 20, 2017